Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This Amended and Restated Subscription Agreement (as may be further amended, supplemented, modified or varied from in accordance with the terms herein, this “A&R Subscription Agreement”), dated as of October 28, 2022, is made and entered into by and among (i) Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”), (ii) Primavera Capital Acquisition Corporation, a Cayman Islands exempted company limited by shares (“SPAC”), (iii) Fosun Fashion Holdings (Cayman) Limited, a Cayman Islands exempted company limited by shares (the “Subscriber”), (iv) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company limited by shares (the “Company”), and (v) Fosun International Limited, a Hong Kong company with limited liability (“Fosun”). Capitalized terms used but not otherwise defined in this A&R Subscription Agreement have the respective meanings given to them in the Business Combination Agreement (as defined below).

WHEREAS, PubCo, SPAC, the Company, Lanvin Group Heritage I Limited (“Merger Sub 1”) and Lanvin Group Heritage II Limited (“Merger Sub 2”) entered into a Business Combination Agreement, dated as of March 23, 2022, and as amended on October 17, 2022 and October 20, 2022 (as may be further amended, restated, modified or varied from time to time in accordance with the terms therein, the “Business Combination Agreement”, and the closing thereunder, the “Business Combination Closing”), pursuant to which: (i) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 surviving the Initial Merger as a wholly-owned subsidiary of PubCo, (ii) immediately following the completion of the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned subsidiary of PubCo (the Company hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”), and (iii) following the completion of the Initial Merger and the Second Merger, Merger Sub 1 will merge with and into the Surviving Company (the “Third Merger”, and together with the Initial Merger and the Second Merger, the “Mergers”), with the Surviving Company surviving the Third Merger, in each case on the terms and subject to the conditions set forth therein.

WHEREAS, PubCo, SPAC and the Subscriber entered into a Subscription Agreement, dated as of March 23, 2022 (the “Original Agreement”), pursuant to which the Subscriber agreed to subscribe for 3,800,000 ordinary shares of PubCo for an aggregate subscription price of USD 38,000,000 subject to the terms and conditions therein.

WHEREAS, Fosun, as a shareholder of the Subscriber and an indirect shareholder of the Company, has, prior to the date hereof, extended certain shareholder loans (the “Loans”, and the underlying agreements for the Loans, as modified pursuant to the terms herein, the “Loan Agreements”) to the Company for working capital purpose before the Business Combination Closing, a true and complete list of which Loans, together with all Loan Agreements, have been provided by the Company to PubCo and SPAC prior to the date hereof.

WHEREAS, the parties hereto propose to amend and restate the Original Agreement to provide for, among other things, the subscription by the Subscriber of an aggregate of 13,327,225 ordinary shares of PubCo, par value USD 0.000001 per share (the “Subscription Shares”) for an aggregate subscription price of USD 133,272,250 (the “Subscription Price”) and certain modifications to the Loan Agreements, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this A&R Subscription Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION

1.1 On the terms and subject to the conditions contained in this A&R Subscription Agreement, at the Closing, PubCo shall issue and sell to the Subscriber, and the Subscriber shall purchase from PubCo, the Subscription Shares for the Subscription Price. The Subscriber understands and agrees that the Subscriber’s subscription for the Shares shall be deemed to be accepted by PubCo if and when this A&R Subscription Agreement is signed and delivered by a duly authorized person by or on behalf of PubCo; PubCo may do so in counterpart form.

ARTICLE II

CLOSING; ADDITIONAL ARRANGEMENTS

2.1 Subject to the satisfaction or waiver of the conditions set forth in Article III, the closing of the subscription of the Subscription Shares (the “Closing”) shall occur on the same date as the Business Combination Closing and immediately after the completion of the First Merger and the Second Merger and before the Third Merger (such date being referred to as the “Closing Date”).

2.2 PubCo shall deliver a written notice (the “Closing Notice”) to the Subscriber at least ten (10) Business Days before the anticipated date of the Business Combination Closing, specifying the anticipated date of the Business Combination Closing, the aggregate Subscription Price and instructions for wiring the Subscription Price to an account of a third party escrow agent (the “Escrow Account”) which shall be PubCo’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between PubCo and the Escrow Agent (the “Escrow Agreement”). No later than five (5) Business Days before the anticipated date of the Business Combination Closing specified in the Closing Notice, the Subscriber shall deliver to PubCo such information as is reasonably requested in the Closing Notice in order for PubCo to issue the Subscription Shares to the Subscriber.

2.3 At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in the Closing Notice, the Subscriber shall deliver an amount equal to the difference between the Subscription Price and the Loan Balance (as defined below) (the “Escrowed Amount”) in cash via wire transfer of U.S. dollars in immediately available funds to the Escrow Account, to be held in escrow by the Escrow Agent pending the Business Combination Closing. The Escrow Agreement will provide that if the Business Combination Closing does not occur within thirty (30) days after the Subscriber delivers the Subscription Price to the Escrow Agent, the Escrow Agent shall automatically return to the Subscriber the Escrowed Amount, provided that neither the return of the Escrowed Amount nor the failure of the Closing to occur on the Closing Date specified in the Closing Notice shall (i) terminate this A&R Subscription Agreement, (ii) be deemed to be a failure of any of the conditions to Closing set forth in Article III or (iii) otherwise relieve either party of any of its obligations hereunder.

2.4 PubCo shall register the Subscriber as the owner of the Subscription Shares purchased by the Subscriber hereunder in the register of members of PubCo or with PubCo’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the Closing Date. Upon registration of the allotment of Subscription Shares to the Subscriber (or its nominee, if applicable), the Escrowed Amount shall be released from the Escrow Agent to PubCo automatically and without further action by PubCo and the Subscriber. The balance of the Subscription Price after release of the Escrowed Amount, being an amount equal to the Loan Balance (the “Remaining Subscription Price”) shall be paid by the Subscriber following the Business Combination Closing in accordance with Section 2.7.

2.5 Each register and book entry for the Subscription Shares shall contain a notation, and each certificate (if any) evidencing the Subscription Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS.”

2.6 At the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Closing as contemplated by this A&R Subscription Agreement.

2.7 Each of the parties hereto agrees that, notwithstanding anything to the contrary in the Loan Agreements:

(a) subject to the Closing and the Business Combination Closing occurring, interests shall cease to accrue on the Loans on the Business Day immediately prior to the date on which the Subscriber is required to deliver the Escrowed Amount pursuant to Section 2.3 (such Business Day, the “Relevant Date”, and the aggregate outstanding balance under the Loans as of the Relevant Date, the “Loan Balance”);

(b) with respect to any Loan that is denominated in Euros, the outstanding balance under such Loan as of the Relevant Date for purposes of the calculations herein shall be converted into USD at the EUR:USD exchange rate of 1 EUR = 0.9844 USD; and

(c) the Company will, as soon as practicable after the Business Combination Closing, repay the Loan Balance to Fosun in one or multiple installments. Within one (1) Business Day after receiving any installment payment from the Company, the Subscriber will, and Fosun will cause the Subscriber to, pay (or cause to be paid) to PubCo, via wire transfer of U.S. dollars in immediately available funds, a portion of the Remaining Subscription Price equal to the amount of such installment payment into an account designated by Pubco. The foregoing installment repayment of the Loan Balance and installment payment of the Remaining Subscription Price shall be repeated until the Subscriber has paid (or caused to be paid) an aggregate amount of cash equal to the Remaining Subscription Price to PubCo in accordance with this Section 2.7(c).

To the extent there is any inconsistency between the terms of this Section 2.7 and the terms of the Loan Agreements, the Loan Agreements shall be deemed to have been duly amended accordingly by the parties thereto.

ARTICLE III

CLOSING CONDITIONS

3.1 The obligation of PubCo and the Subscriber to consummate the Closing are subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the mutual written consent of PubCo, SPAC and the Subscriber:

(a) the Business Combination Closing shall have been consummated substantially concurrently with, and immediately prior to, the Closing; and

(b) no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Subscription Shares.

3.2 In addition to the conditions set forth in Section 3.1, the obligation of the Subscriber to consummate the Closing is subject to the satisfaction or the waiver by the Subscriber, on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of PubCo set forth in Article IV shall be true and correct as of the date hereof and as of the Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on PubCo or its ability to consummate the transactions contemplated by this A&R Subscription Agreement; and

(b) PubCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this A&R Subscription Agreement to be performed, satisfied or complied with by PubCo at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of PubCo to consummate the Closing.

3.3 In addition to the conditions set forth in Section 3.1, the obligation of PubCo to consummate the Closing is subject to the satisfaction or the waiver by the mutual written consent of PubCo and SPAC, on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Subscriber set forth in Article V shall be true and correct as of the date hereof and shall be true and correct as of the Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Subscriber or its ability to consummate the transactions contemplated by this A&R Subscription Agreement;

(b) the Subscriber shall have wired the Escrowed Amount in accordance with Section 2.3, and otherwise performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this A&R Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing; and

(c) the Subscriber shall have provided to PubCo the information requested in Schedule A hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PUBCO

PubCo represents and warrants to the Subscriber, SPAC and the Placement Agents as follows:

4.1 PubCo is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.2 The Subscription Shares have been duly authorized and, when allotted, issued and delivered to the Subscriber against full payment of the Subscription Price in accordance with the terms of this A&R Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to any preemptive or similar rights created under PubCo’s organizational documents or under the laws of the Cayman Islands.

4.3 This A&R Subscription Agreement, when executed and delivered by PubCo, shall constitute the valid and legally binding obligation of PubCo, enforceable against PubCo in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws or principles of equity relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4 The execution, delivery and performance of this A&R Subscription Agreement by PubCo and the consummation of the transactions contemplated by this A&R Subscription Agreement by PubCo will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to PubCo, in each case (other than clause (i)) which would have a material adverse effect on PubCo or its ability to consummate the transactions contemplated by this A&R Subscription Agreement.

4.5 Assuming the accuracy of the representations and warranties made by the Subscriber in this A&R Subscription Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of PubCo in connection with the consummation of the transactions contemplated by this A&R Subscription Agreement, except for: (i) filings pursuant to applicable securities laws; (ii) filings required to consummate the Business Combination Closing as contemplated under the Business Combination Agreement; and (iii) where the failure to obtain of which would not reasonably likely have a material adverse effect on PubCo or its ability to consummate the transactions contemplated by this A&R Subscription Agreement.

4.6 As of the date of this A&R Subscription Agreement, the authorized share capital of PubCo is US$50,000 consisting of 50,000 shares of a par value of US$1.00 each, one share of which is issued and outstanding.

4.7 Neither PubCo nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Subscription Shares.

4.8 PubCo has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this A&R Subscription Agreement for which the Subscriber could become liable (it being understood that the Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in PubCo). Other than Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co. (the “Placement Agents”), PubCo is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Subscription Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber represents, warrants, acknowledges and agrees, on behalf of itself and each account for which it is subscribing for and purchasing the Subscription Shares, to PubCo, SPAC and the Placement Agents, as follows:

5.1 The Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

5.2 The Subscriber has full power and authority to enter into this A&R Subscription Agreement. This A&R Subscription Agreement, when executed and delivered by the Subscriber, will constitute the valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3 The execution, delivery and performance of this A&R Subscription Agreement by the Subscriber and the consummation of the transactions contemplated by this A&R Subscription Agreement by the Subscriber (i) have been duly authorized and approved by all necessary and action and (ii) will not result in any violation or default (a) under its charter, bylaws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which the Subscriber is bound, (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (c) under any note, indenture or mortgage to which it is a party or by which it is bound, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (e) of any provision of federal or state statute, rule or regulation applicable to the Subscriber, in each case (other than clauses (i) and (ii)(a)), which would have a material adverse effect on the Subscriber or its ability to consummate the transactions contemplated by this A&R Subscription Agreement.

5.4 No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Subscriber in connection with the consummation of the transactions contemplated by this A&R Subscription Agreement.

5.5 (i) The Subscriber is (A) (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in either case satisfying the applicable requirements set forth on Schedule A hereto; (ii) an “institutional account” as defined in FINRA Rule 4512(c); and (iii) not an entity formed for the specific purpose of acquiring the Subscription Shares, (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including in the participation in the purchase of the Subscription Shares, (C) has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Subscription Securities (i) is fully consistent with its financial needs, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to it and (iii) is a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Subscription Shares, (D) is acquiring the Subscription Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Subscription Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (E) is acquiring the Subscription Shares without a view to, distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Subscription Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder (it being understood, however, that the disposition of such person’s property shall at all times be within such person’s control) or in any manner that would violate the securities laws of the United States or any other jurisdiction (and has provided PubCo with the requested information on Schedule A), and (F) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J) and the institutional customer exemption under FINRA Rule 2111(b). The Subscriber further represents and warrants that it is aware the Subscription Shares are being offered under the exemption from registration provided by Section 4(a)(2) of, or Regulation S under, the Securities Act; provided, however, that it is aware PubCo is not relying specifically on the safe harbor from the registration requirements of the Securities Act provided by Regulation D under the Securities Act, and PubCo will not file a Form D under the Securities Act with respect to the offer and sale of the Subscription Shares.

5.6 If the Subscriber is located outside of the United States and not a U.S. person (a “Foreign Subscriber”), the Subscriber (A) is acquiring the Subscription Shares in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) understands that the offering meets the exemptions from filing under FINRA Rule 5123(c), (C) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (D) is aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the purchaser and the person, if any, for whose account or benefit the purchaser is acquiring the Securities offered pursuant to this Subscription, was located outside of the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Subscription Shares was originated, and continues to be located outside of the United States and not to be a U.S. person and has not purchased such Subscription Shares for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Subscription Shares or any economic interest therein to any person located in the United States or any U.S. person, (E) is authorized to consummate the purchase of the Subscription Shares offered pursuant to this A&R Subscription Agreement in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made, and (F) has not acquired the Subscription Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act) in the United States in respect of any of the Subscription Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Subscription Shares.

5.7 The Subscriber understands that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscription Shares have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Subscriber understands that no disclosure or offering document has been prepared in connection with the offer and sale of the Subscription Shares by the Placement Agents. The Subscriber understands that the Subscription Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning and subject to the requirements of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry position or certificates representing the Subscription Shares shall contain a legend to such effect. The Subscriber acknowledges that the Subscription Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Subscription Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Subscription Shares and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Subscription Shares.

5.8 The Subscriber understands and agrees that the Subscriber is purchasing the Subscription Shares directly from PubCo. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by or on behalf of PubCo, SPAC, the Placement Agents or their respective affiliates or any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other party to the Transaction or any other person or entity, expressly or by implication (including by omission), other than those representations, warranties, covenants, agreements and statements of PubCo and SPAC expressly set forth in this A&R Subscription Agreement, and the Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission). The Subscriber acknowledges that certain information provided to the Subscriber by PubCo was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

5.9 The Subscriber (i) has received, reviewed and understood the offering materials made available to it in connection with the purchase of the Subscription Shares, including financial and other information as it deems necessary to make its decision to purchase the Subscription Shares, (ii) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Subscription Shares, (iii) has had the opportunity to ask questions of and receive answers from PubCo or any person or persons acting on behalf of PubCo directly concerning the terms and conditions of an investment in the Subscription Shares, (iv) has conducted and completed its own independent due diligence with respect to the purchase of the Subscription Shares and understands that the unaudited financial statements and other financial information (whether historical or in the form of financial forecasts or projections) about PubCo have been prepared and reviewed solely by PubCo and its officers and employees and have not been reviewed by any outside party or certified or audited by an independent third-party auditor or audit firm and (v) acknowledges that no statement or printed material which is contrary to the offering materials has been made or given to it by or on behalf of PubCo. Based on such information as it has deemed appropriate and without reliance upon the Placement Agents, it has independently made its own analysis and has relied solely on such independent investigation in making its decision to subscribe for and purchase the Subscription Shares.

5.10 The Subscriber’s acquisition and holding of the Subscription Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

5.11 The Subscriber acknowledges and agrees that the Subscriber has received, and had adequate opportunity to review such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscription Shares, including with respect to PubCo, SPAC and the Transactions, and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Subscription Shares. The Subscriber and the Subscriber’s professional advisor(s) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s) have deemed necessary, including directly concerning the terms and conditions of an investment in the Subscription Shares, to make an investment decision with respect to the Subscription Shares. Neither the Placement Agents nor any of their affiliates have made or make any representation or warranty, whether express or implied, of any kind or character as to PubCo, SPAC or the quality or value of the Subscription Shares. The Subscriber acknowledges (i) that the Placement Agents and any of their respective affiliates currently may have, or later may come into possession of, information concerning PubCo that is not known to the Subscriber and that may be material to a decision to purchase the Subscription Shares, (ii) the Subscriber has determined to subscribe for and purchase the Subscription Shares notwithstanding its lack of knowledge of such non-public information and (iii) the Subscriber agrees such non-public information need not be provided to it and the Placement Agents shall have no liability to the Subscriber and the Subscriber, to the extent permitted by law, waives and releases any claims it may have against the Placement Agents with respect to the nondisclosure of such non-public information.

5.12 The Subscriber became aware of this offering of the Subscription Shares solely by means of direct contact between the Subscriber, on the one hand, and PubCo, SPAC, the Company, the Placement Agents or their respective advisors (including without limitation, attorneys, accountants, bankers, consultants, financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties, collectively “Representatives”), on the other hand. The Subscription Shares were offered to the Subscriber solely by direct contact between the Subscriber and PubCo, SPAC, the Company and the Placement Agents or their respective Representatives. The Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any other person, firm or corporation (including, without limitation, PubCo, SPAC, the Company, the Placement Agents, any of their affiliates or any of their respective control persons, officers, directors or employees), other than, with respect to PubCo but not the Placement Agents, the representations and warranties contained in Article IV, in making its investment or decision to invest in PubCo. The Subscriber agrees that none of the Placement Agents nor any of their affiliates have acted as a financial advisor or fiduciary to the Subscriber and that none of PubCo, SPAC, the Company, the Placement Agents or their respective Representatives shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares. The Subscriber did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to the Subscriber, by any other means, and none of PubCo, SPAC, the Company, the Placement Agents or their respective Representatives acted as investment adviser, broker or dealer to the Subscriber. Subscriber acknowledges that the Subscription Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering registered under the Securities Act, or any state and applicable securities laws.

5.13 The Subscriber understands that its agreement to purchase and the intention to hold the Subscription Shares involves a high degree of risk which could cause the Subscriber to lose all or part of its investment. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscription Shares, and the Subscriber has sought such accounting, legal, business and tax advice as the Subscriber has considered necessary to make an informed investment decision. The Subscriber acknowledges that its purchase of Subscription Shares (i) is fully consistent with the Subscriber’s financial needs, objectives and condition, (ii) complies and is fully consistent with all of the Subscriber’s applicable investment policies, guidelines and other restrictions, (iii) has been duly authorized and approved by all necessary action (corporate or otherwise), and (iv) does not and will not violate or constitute a default under the Subscriber’s charter, by-laws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which the Subscriber is bound and is a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Subscription Shares. The Subscriber is able to fend for itself in the purchase of the Subscription Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Subscription Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

5.14 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscription Shares or made any findings or determination as to the fairness of this investment.

5.15 The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or any other list of prohibited or restricted parties promulgated by OFAC, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (“Consolidated Sanctions Lists”), or a person or entity prohibited or restricted by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by, acting on behalf of, or controlled by, one or more persons described in subsections (i) or (ii), (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, or the Crimea, so-called Donetsk People’s Republic or so-called Luhansk People’s Republic regions of Ukraine, or any other country or territory embargoed or subject to trade restrictions by the United States, (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, Military End User List or Unverified List or the U.S. Department of State’s Debarred List, (v) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (vi) a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank. (collectively, (i) through (vi), a “Restricted Person”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, records relating to its sanctions compliance as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. The Subscriber represents that no monies used to purchase the Subscription Shares have been or will be derived from any Restricted Person, or from activity undertaken in violation of sanctions laws, anti-money laundering laws, or Anti-Corruption Laws. The Subscriber also represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”) or any other applicable anti-money laundering laws or regulations, that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act or other applicable anti-money laundering laws or regulations. The Subscriber also represents that, to the extent required and permitted by applicable law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs and the Consolidated Sanctions Lists, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. The Subscriber further represents and warrants that, to the extent required and permitted by applicable law, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscription Shares were legally and were not obtained, directly or indirectly, from a Restricted Person. “Anti-Corruption Laws” is defined to mean applicable laws or regulations relating to anti-bribery or anti-corruption, including without limitation, the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010, in each case as amended from time to time.

5.16 The Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of PubCo or SPAC. Notwithstanding the foregoing, in the case of the Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, the representation set forth in this Section 5.16 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Shares covered by this A&R Subscription Agreement.

5.17 If the Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code or other laws or regulations that are similar to such provisions, then the Subscriber represents and warrants that neither PubCo, SPAC, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscription Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscription Shares.

5.18 The Subscriber has, or has received binding and enforceable commitments to have, and at the Closing will have, sufficient immediately available funds to pay the Subscription Price and consummate the Closing.

5.19 The Subscriber understands and agrees not to engage in any hedging transactions involving any of the Subscription Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state securities laws.

5.20 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this A&R Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on PubCo or SPAC.

5.21 If the Subscriber is a Foreign Subscriber, the Subscriber (i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Subscription Shares, (ii) is purchasing the Subscription Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Subscription Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions, (iii) acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require PubCo to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Subscription Shares, and (iv) represents and warrants that the acquisition of the Subscription Shares by the Subscriber does not trigger: (x) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, (y) any continuous disclosure reporting obligation of PubCo in the International Jurisdiction, and the Subscriber will, if requested by PubCo, deliver to PubCo a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of PubCo, acting reasonably.

5.22 The Subscriber acknowledges that, in addition to acting as Placement Agent for SPAC with respect to the Transactions, Cantor Fitzgerald & Co. is acting as financial advisor to the Company in connection with the Transactions and that Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as capital markets advisors to the Company with respect to the Transaction.

5.23 The Placement Agents and their directors, officers, employees, affiliates, representatives and controlling persons have made no independent investigation with respect to the Company, PubCo, SPAC or the Subscription Shares or the accuracy, completeness or adequacy of any information supplied to them by PubCo, the Company or SPAC.

5.24 Prior to the Closing, the Subscriber agrees to promptly notify the PubCo, SPAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are, to its knowledge, no longer accurate.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF FOSUN AND THE COMPANY

Each of Fosun and the Company represents and warrants to the Subscriber, PubCo, SPAC and the Placement Agents as follows:

6.1 Such party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

6.2 Such party has full power and authority to enter into this A&R Subscription Agreement. This A&R Subscription Agreement, when executed and delivered by such party, will constitute the valid and legally binding obligation of such party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3 The execution, delivery and performance of this A&R Subscription Agreement by such party and the consummation of the transactions contemplated by this A&R Subscription Agreement by such party (i) have been duly authorized and approved by all necessary and action and (ii) will not result in any violation or default (a) under its charter, bylaws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which it is bound, (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (c) under any note, indenture or mortgage to which it is a party or by which it is bound, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (e) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clauses (i) and (ii)(a)), which would have a material adverse effect on such party or its ability to consummate the transactions contemplated by this A&R Subscription Agreement.

6.4 No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such party in connection with the consummation of the transactions contemplated by this A&R Subscription Agreement.

ARTICLE VII

NO OTHER REPRESENTATIONS AND WARRANTIES

7.1 Except for the specific representations and warranties contained in Article IV, none of PubCo nor any person on behalf of PubCo, including without limitation any placement agent for the sale of the Subscription Shares nor any of PubCo’s affiliates or representatives (collectively, the “PubCo Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to PubCo, the Transactions, the offering of the Subscription Shares, the transaction contemplated hereby or any other matter, and the PubCo Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by PubCo in Article IV and in any certificate or agreement delivered by PubCo pursuant hereto, the Subscriber specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any PubCo Party.

7.2 Except for the specific representations and warranties contained in this Article V and in any certificate or agreement delivered pursuant hereto, none of the Subscriber nor any person acting on behalf of the Subscriber nor any of the Subscriber’s affiliates (collectively, the “Subscriber Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Subscriber and this offering, and the Subscriber Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Subscriber in Article V and in any certificate or agreement delivered by the Subscriber pursuant hereto, each of PubCo and SPAC specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Subscriber Party.

ARTICLE VIII

REGISTRATION RIGHTS

8.1 The Subscriber shall have registration rights as set forth in Exhibit A hereto.

ARTICLE IX

NO SHORT SALES

9.1 For purposes of this Article IX, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Article IX shall prohibit other entities under common management with Subscriber that have no knowledge of this A&R Subscription Agreement or of Subscriber’s Subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Article IX shall only apply with respect to the portion of assets managed by the portfolio managers or desks that made the investment decision to purchase the Subscription Shares covered by this A&R Subscription Agreement.

ARTICLE X

TRUST ACCOUNT WAIVER

10.1 The Subscriber acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, share exchange, asset acquisition, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Subscriber further acknowledges that, as described in the final prospectus of SPAC, dated January 21, 2021, related to its initial public offering (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of PubCo and SPAC entering into this A&R Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its Representatives, hereby (i) agrees that it does not now and shall not at any time thereafter have any right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and shall not make any claim against the Trust Account, in each case, to the extent such claim arises as a result of, in connection with or relating in any way to this A&R Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with PubCo or SPAC, and (iii) will not seek recourse against the Trust Account for any reason whatsoever. The Subscriber agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this A&R Subscription Agreement, the transactions contemplated hereby or the Subscription Shares regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. The Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscription Shares pursuant to PubCo’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account, SPAC or PubCo or otherwise. In the event the Subscriber has any claim against PubCo or SPAC as a result of, or arising out of, this A&R Subscription Agreement, the transactions contemplated hereby or the Subscription Shares, it shall pursue such claim solely against PubCo, SPAC and their assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

ARTICLE XI

TERMINATION

11.1 This A&R Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereto hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms without the Business Combination Closing having occurred, (b) the mutual written agreement of each of the parties hereto to terminate this A&R Subscription Agreement, (c) if any of the conditions to the Closing set forth in Article III are not satisfied, and are not waived by the party entitled to grant such waiver, on or prior to the Closing and, as a result thereof, the transactions contemplated by this A&R Subscription Agreement are not consummated immediately after the Business Combination Closing and (d) the Outside Date, if the Business Combination Closing has not occurred on or before such date; provided, that no termination of this A&R Subscription Agreement will relieve any party hereto from liability for any willful breach hereof prior to the time of such termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. PubCo shall notify the Subscriber of the termination of the Business Combination Agreement promptly after such termination. Notwithstanding the foregoing, Article X, this Article XI and Article XII shall survive the termination of this A&R Subscription Agreement.

ARTICLE XII

GENERAL PROVISIONS

12.1 Third-Party Beneficiaries. Each party hereto acknowledges that the Placement Agents are relying on the acknowledgements, understandings, agreements, representations and warranties contained in this A&R Subscription Agreement and further acknowledges that the Placement Agents are third-party beneficiaries with the right of enforcement of Article IV, Article V, Article VI and this Article XI, in each case, on their own behalf and not, for the avoidance of doubt, on behalf of PubCo, SPAC or the Company. The Subscriber acknowledges and agrees that the purchase by the Subscriber of Subscription Shares from PubCo will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein by the Subscriber as of the time of such purchase. Except as expressly provided in this A&R Subscription Agreement, including this Section 12.1, a person who is not a party to this A&R Subscription Agreement has no right to enforce any term of, or enjoy any benefit under this A&R Subscription Agreement.

12.2 Non-Reliance and Exculpation.

(a) The Subscriber acknowledges and agrees that (i) each of the Placement Agents is acting solely as placement agent in connection with the purchase of the Subscription Shares and is not acting as an underwriter or in any other capacity, except as set forth herein, and is not and shall not be construed as a fiduciary for any Subscriber, the Company, SPAC, PubCo or any other person or entity in connection with the purchase of the Subscription Shares, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the purchase of the Subscription Shares and (iii) the Placement Agents will have no responsibility or liability with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the purchase of the Subscription Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, PubCo, SPAC or the purchase of the Subscription Shares.

(b) The Subscriber further agrees that neither the Placement Agents nor any of their affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable (including in contract, tort, under federal or state securities laws or otherwise) to the Subscriber pursuant to this A&R Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares. On behalf of itself and its affiliates and any of its or their respective control persons, officers, directors or employees, the Subscriber releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby. The Subscriber agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the placement of the Subscription Shares. The Subscriber undertook this investment freely and after obtaining independent legal advice.

12.3 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the Parties for the purpose of this A&R Subscription Agreement are:

If to SPAC:

Primavera Capital Acquisition Corporation

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

Attention: Max Chen, Chief Executive Officer

Email: max.chen@primavera-capital.com

with a required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention: Yang Wang

Email: yang.wang@stblaw.com

with a second required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Mark Brod / Daniel Webb

Email: mbrod@stblaw.com / dwebb@stblaw.com

If to the Company or PubCo:

LANVIN GROUP HOLDINGS LIMITED 复朗集团

3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China

Attention: Yun CHENG / Gong CHENG

Email: joann.cheng@lanvin-group.com / roy.cheng@lanvin-group.com with a required copy (which shall not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place,

#48-01 UOB Plaza 1,

Singapore 048624

Attention: Joseph E. Bauerschmidt

Email: Joe.Bauerschmidt@dlapiper.com

with a second required copy (which shall not constitute notice) to:

DLA Piper Hong Kong

25th Floor,

Three Exchange Square,

8 Connaught Place, Central,

Hong Kong

Attention: Christina Loh

Email: Christina.Loh@dlapiper.com

If to the Subscriber:

At the Subscriber’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 12.3.

If to Fosun:

Fosun International Limited

16F, Tower S1, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China

Attention: Houlin ZHANG

Email: zhanghl@fosun.com

12.4 Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

12.5 Entire Agreement. This A&R Subscription Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including the Original Agreement.

12.6 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this A&R Subscription Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this A&R Subscription Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this A&R Subscription Agreement, except as expressly provided in this A&R Subscription Agreement.

12.7 Assignments; Successors and Permitted Assigns. No party hereto may assign either this A&R Subscription Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that the Subscriber may assign its rights and obligations under this A&R Subscription Agreement to one or more of its affiliates or another person acceptable to PubCo, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if any such affiliate fails to perform such obligations. Except as otherwise provided herein, this A&R Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.8 Counterparts. This A&R Subscription Agreement may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf), each of which will be deemed an original but all of which together will constitute one and the same instrument.

12.9 Headings. The section headings contained in this A&R Subscription Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this A&R Subscription Agreement.

12.10 Governing Law; Arbitration. This A&R Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this A&R Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this A&R Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction. All disputes arising out of or in connection with this A&R Subscription Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place or legal seat of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

12.11 Amendments. This A&R Subscription Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of PubCo, SPAC and the Subscriber.

12.12 Severability. The provisions of this A&R Subscription Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this A&R Subscription Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

12.13 Expenses. Each of PubCo, SPAC and the Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this A&R Subscription Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. PubCo shall be responsible for the fees of its transfer agent, stamp taxes and all of the DTC’s fees associated with the issuance of the Subscription Shares.

12.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this A&R Subscription Agreement. If an ambiguity or question of intent or interpretation arises, this A&R Subscription Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this A&R Subscription Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this A&R Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this A&R Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

12.15 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

12.16 Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by PubCo or SPAC, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this A&R Subscription Agreement.

12.17 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this A&R Subscription Agreement was not performed in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that the parties shall be entitled to enforce specifically the terms and provisions of this A&R Subscription Agreement and may also seek preliminary injunctive relief in any court of competent jurisdiction in addition to any other remedy to which such party is entitled at law or in equity.

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IN WITNESS WHEREOF, the undersigned have executed this A&R Subscription Agreement to be effective as of the date first set forth above.

SUBSCRIBER:

FOSUN FASHION HOLDINGS (CAYMAN) LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

Address for Notices:

Email: chenggong@fosun.com

Fax: N/A

Telephone Number: N/A

Subscriber’s EIN: N/A

Number of Subscription Shares:	13,327,225
Purchase Price per Subscription Share:	USD10.00
Aggregate Purchase Price for Subscription Shares:	USD133,272,250
Name in which the Subscription Shares are to be registered (if different):	N/A

[Heritage – Signature Page to A&R PIPE Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have executed this A&R Subscription Agreement to be effective as of the date first set forth above.

PUBCO:

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage – Signature Page to A&R PIPE Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have executed this A&R Subscription Agreement to be effective as of the date first set forth above.

SPAC:

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
Name: Tong Chen
Title: CEO

[Heritage – Signature Page to A&R PIPE Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have executed this A&R Subscription Agreement to be effective as of the date first set forth above.

FOSUN:

FOSUN INTERNATIONAL LIMITED

By:	/s/ Guo Guangchang
Name: Guo Guangchang
Title: Director / Authorized Signatory

[Heritage – Signature Page to A&R PIPE Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have executed this A&R Subscription Agreement to be effective as of the date first set forth above.

COMPANY:

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage – Signature Page to A&R PIPE Subscription Agreement]